EXHIBIT 99.1
NEWS RELEASE
For more information, contact:
Kenneth Schellenberg
FBCInvestorRelations@flagstar.com
(248) 312-5741

Flagstar Bancorp Reports Second Quarter 2021 Net Income of $147 million, or $2.74 Per Diluted Share

Key Highlights - Second Quarter 2021

•Generated net interest income of $183 million, with net interest margin increasing 8 basis points.
•Produced mortgage revenue of $163 million as fallout adjusted locks remained strong at $12.4 billion.
•Maintained solid asset quality with low levels of nonperforming loans; reduced allowance for credit loss reserve by $45 million.
•Generated significant capital with total risk-based capital ratio increasing 95 basis points to 14.1 percent.
•Produced exceptional return on average tangible common equity of 25.9 percent and return on average assets of 2.1 percent.

TROY, Mich., July 28, 2021 – Flagstar Bancorp, Inc. (NYSE: FBC), the holding company for Flagstar Bank, today reported second quarter 2021 net income of $147 million, or $2.74 per diluted share, compared to first quarter 2021 net income of $149 million, or $2.80 per diluted share, which on an adjusted basis was $176 million, or $3.31 per diluted share. Second quarter 2020 net income was $116 million, or $2.03 per diluted share.

"We posted another solid quarter – our fifth consecutive quarter where diluted earnings exceeded $2.00 per share,” said Alessandro DiNello, president and chief executive officer of Flagstar Bancorp. "Highlights included net interest margin expansion, strong asset quality, steady growth in our servicing portfolio, and excellent mortgage results that remain above historical averages. Of special note was our execution of four private label securitizations during the quarter, further demonstrating the versatility of our mortgage business and the optionality it provides – truly a differentiator for Flagstar in the industry. These positives combined to produce a 6 percent growth in tangible book value and continued a trend of achieving return on assets in excess of 2 percent. Our return on average tangible common equity in the last 12 months has been a remarkable 31 percent, and in the 12 months prior to that, an impressive 18 percent.

"Credit quality remained strong, and we continue to be encouraged by the low levels of nonperforming loans and net charge-offs. And I'm pleased to say that we have no commercial loans currently in deferral. This performance, along with an improved forecast for the macroeconomic environment, enabled us to release $45 million of our allowance for credit losses. Even with this release, excluding warehouse loans, our coverage ratio was 2.6 percent – among the strongest in the industry."

"As we move closer to completing our previously announced partnership with New York Community Bank, we are well positioned with strong fundamentals and a demonstrated power to generate capital. Until then, we are focusing on ensuring a smooth transition and continuing to execute on the business plan that has served our shareholders so well and brought us to this pivotal point in the history of our company."

Income Statement Highlights
	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(Dollars in millions, except per share data)
Net interest income	$183	$189	$189	$180	$168
(Benefit) provision for credit losses	(44)	(28)	2	32	102
Noninterest income	252	324	332	448	375
Noninterest expense	289	347	314	301	293
Income before income taxes	190	194	205	295	148
Provision for income taxes	43	45	51	73	32
Net income	$147	$149	$154	$222	$116

Income per share:
Basic	$2.78	$2.83	$2.86	$3.90	$2.04
Diluted	$2.74	$2.80	$2.83	$3.88	$2.03

Adjusted Income Statement Highlights (Non-GAAP)(1)
	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(Dollars in millions, except per share data)
Net interest income	$183	$189	$189	$180	$168
(Benefit) provision for credit losses	(44)	(28)	2	32	102
Noninterest income	252	324	332	448	375
Noninterest expense	290	312	314	301	293
Income before income taxes	189	229	205	295	148
Provision for income taxes	43	53	51	73	32
Net income	$146	$176	$154	$222	$116

Income per share:
Basic	$2.78	$3.34	$2.86	$3.90	$2.04
Diluted	$2.73	$3.31	$2.83	$3.88	$2.03
(1)See Non-GAAP Reconciliation for further information.

Key Ratios
	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
Net interest margin	2.90%	2.82%	2.78%	2.78%	2.86%
Adjusted net interest margin (1)	3.06%	3.02%	2.98%	2.94%	2.88%
Return on average assets	2.1%	2.0%	2.1%	3.1%	1.8%
Return on average common equity	24.0%	25.7%	27.6%	41.5%	23.5%
Efficiency ratio	66.6%	67.7%	60.4%	47.9%	54.1%
HFI loan-to-deposit ratio	71.8%	74.4%	74.5%	75.9%	76.7%
Adjusted HFI loan-to-deposit ratio (2)	64.3%	66.3%	69.8%	74.8%	85.4%
(1)Excludes loans with government guarantees available for repurchase. See Non-GAAP Reconciliation for further information.
(2)Excludes warehouse loans and custodial deposits. See Non-GAAP Reconciliation for further information.

Average Balance Sheet Highlights
	Three Months Ended					% Change
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	Seq	Yr/Yr
	(Dollars in millions)
Average interest-earning assets	$25,269	$27,178	$27,100	$25,738	$23,692	(7)%	7%
Average loans held-for-sale (LHFS)	6,902	7,464	5,672	5,602	5,645	(8)%	22%
Average loans held-for-investment (LHFI)	13,688	14,915	15,703	14,839	13,596	(8)%	1%
Average total deposits	19,070	20,043	21,068	19,561	17,715	(5)%	8%

Net Interest Income

Net interest income in the second quarter was $183 million, a decrease of $6 million, or 3 percent as compared to the first quarter 2021. The results primarily reflect lower earning assets, the result of lower warehouse and loans held-for-sale (LHFS) balances during the quarter. Average earning assets declined $1.9 billion, or 7 percent, as warehouse balances were $1.0 billion, or 15 percent lower and LHFS declined $0.6 billion. These declines were, partially offset by a favorable decrease in funding costs and broad-based increases in loan yields.

The net interest margin in the second quarter was 2.90 percent, an 8 basis point increase from the prior quarter. Excluding the impact from the loans with government guarantees that have not been repurchased and do not accrue interest, adjusted net interest margin expanded 4 basis points to 3.06 percent in the second quarter, compared to adjusted net interest margin of 3.02 percent in the prior quarter. The expansion in net interest margin was largely attributable to an increase in LHFS yields due to a mix shift to higher yielding products supporting our residential mortgage-backed securities program, higher LHFI yields and lower deposit costs. Retail banking deposit rates decreased 4 basis points primarily driven by the maturity of higher cost time deposits.

Average total deposits were $19.1 billion in the second quarter, decreasing $1.0 billion, or 5 percent from the first quarter 2021. Average custodial deposits decreased $1.0 billion, or 14 percent primarily driven by decreasing mortgage payoff rates and actions taken to manage internal liquidity measures.

Provision for Credit Losses

The benefit for credit losses was $44 million for the second quarter, as compared to a $28 million benefit for credit losses for the first quarter 2021, reflecting the performance of our portfolio and improved economic forecasts. Additionally, net charge-offs remained low at $1 million for the quarter, or 1 basis point of LHFI.
Noninterest Income

Noninterest income decreased $72 million to $252 million in the second quarter, as compared to $324 million for the first quarter 2021, primarily due to lower mortgage revenues and loan fees and charges.

Second quarter net gain on loan sales decreased $59 million, to $168 million, as compared to $227 million in the first quarter 2021. Gain on sale margins decreased 49 basis points, to 1.35 percent for the second quarter 2021, as compared to 1.84 percent for the first quarter 2021. The decrease was primarily driven by competitive factors and channel-mix based margin compression.

Net loss on mortgage servicing rights was $5 million in the second quarter 2021, reflecting an $8 million write off of mortgage servicing right fair value for those loans with government guarantees that were repurchased during the quarter. In addition, mortgage refinance activity continued to be elevated compared to historical norms which impacted prepayment speeds and overall net return on mortgage servicing rights.

Loan fees and charges decreased $5 million, to $37 million for the second quarter, compared to $42 million for the first quarter 2021, primarily due to a 7 percent decrease in mortgage loans closed.

Mortgage Metrics
	As of/Three Months Ended					Change (% / bps)
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	Seq	Yr/Yr
	(Dollars in millions)
Mortgage rate lock commitments (fallout-adjusted) (1) (2)	$12,400	$12,300	$12,000	$15,000	$13,800	1%	(10)%
Mortgage loans closed (1)	$12,800	$13,800	$13,100	$14,400	$12,200	(7)%	5%
Net margin on mortgage rate lock commitments (fallout-adjusted) (2)	1.35%	1.84%	1.93%	2.31%	2.19%	(49)	(84)
Net gain on loan sales	$168	$227	$232	$346	$303	(26)%	(45)%
Net return (loss) on mortgage servicing rights (MSR)	$(5)	$—	$—	$12	$(8)	N/M	(38)%
Gain on loan sales + net return on the MSR	$163	$227	$232	$358	$295	(28)%	(45)%
Loans serviced (number of accounts - 000's) (3)	1,182	1,148	1,085	1,105	1,042	3%	13%
Capitalized value of MSRs	1.00%	1.06%	0.86%	0.85%	0.87%	(6)	13
N/M - Not meaningful
(1) Rounded to the nearest hundred million
(2) Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates.
(3) Includes loans serviced for Flagstar's own loan portfolio, serviced for others, and subserviced for others.

Noninterest Expense

Noninterest expense decreased to $289 million for the second quarter, compared to $347 million for the first quarter 2021. Excluding the $35 million expense related to the DOJ settlement liability in the first quarter 2021 and $9 million of merger expenses in the second quarter 2021, noninterest expense decreased $32 million, or 10 percent. The decrease in noninterest expense primarily reflects lower commissions as mortgage loan closings decreased 7 percent compared to the prior quarter and the prior quarter included expenses associated with seasonally higher payroll taxes which did not reoccur. The second quarter included a $10 million benefit from an agreement to reduce the 2009 former CEO supplemental executive retirement plan liability.

Mortgage expenses were $131 million for the second quarter, a decrease of $17 million compared to the prior quarter. The ratio of mortgage noninterest expense to closings – our mortgage expense ratio – was 1.03 percent, a decrease of 5 basis points quarter over quarter, primarily driven by lower commissions.

The efficiency ratio was 67 percent for the second quarter, as compared to 68 percent for the first quarter 2021. Excluding the $35 million expense related to the DOJ settlement liability, the adjusted efficiency ratio was 61 percent for the first quarter, primarily driven by the strength of mortgage revenue in the first quarter.

Income Taxes

The second quarter provision for income taxes totaled $43 million, with an effective tax rate of 22.5 percent, compared to $45 million and an effective tax rate of 23.0 percent for the first quarter 2021.

Asset Quality

Credit Quality Ratios
	As of/Three Months Ended					Change (% / bps)
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	Seq	Yr/Yr
	(Dollars in millions)
Allowance for credit losses (1)	$220	$265	$280	$280	$250	(17)%	(12)%
Credit reserves to LHFI	1.57%	1.78%	1.73%	1.70%	1.69%	(21)	-12
Credit reserves to LHFI excluding warehouse	2.63%	3.11%	3.20%	3.07%	2.60%	(48)	3
Net (recoveries) charge-offs	$1	$(13)	$2	$2	$3	N/M	(67)%
Total nonperforming LHFI and TDRs	$74	$60	$56	$45	$33	23%	N/M
Net (recoveries) charge-offs to LHFI ratio (annualized)	0.01%	(0.35)%	0.04%	0.05%	0.11%	36	(10)
Ratio of nonperforming LHFI and TDRs to LHFI	0.53%	0.40%	0.34%	0.28%	0.22%	13	31

Net charge-offs/(recoveries) to LHFI ratio (annualized) by loan type (2):
Residential first mortgage	0.16%	0.31%	0.11%	0.07%	0.26%	(15)	(10)
Home equity and other consumer	0.15%	0.16%	0.06%	0.23%	0.28%	(1)	(13)
Commercial real estate	—%	(0.01)%	—%	(0.01)%	0.01%	1	(1)
Commercial and industrial	0.04%	(4.12)%	0.21%	0.06%	0.08%	416	(4)
N/M - Not meaningful
(1) Includes the allowance for loan losses and the reserve on unfunded commitments.
(2) Excludes loans carried under the fair value option.

The allowance for credit losses was $220 million and covered 1.57 percent of loans held-for-investment at June 30, 2021, a 21 basis point decrease from March 31, 2021. Excluding warehouse loans, the allowance coverage ratio was 2.63 percent, a 48 basis point decrease from March 31, 2021. The lower allowance for credit losses primarily reflects improvements in our economic forecasts and the performance of the LHFI portfolio throughout the pandemic.

Net charge-offs in the second quarter 2021 were $1 million, compared to $13 million of net recoveries in the prior quarter. Net charge-offs for the second quarter were 1 basis point of LHFI, compared to 8 basis points in the prior quarter when excluding the $16 million commercial loan recovery obtained in the quarter.

Nonperforming loans and troubled debt restructurings (TDRs) were $74 million and our ratio of nonperforming loans and TDRs to loans held-for-investment was 53 basis points at June 30, 2021, a 13 basis point increase compared to March 31, 2021 as nonperforming loans remained low and LHFI balances decreased $0.8 billion. At June 30, 2021, early stage loan delinquencies totaled $12 million, or 9 basis points of total loans, compared to $15 million, or 10 basis points, at March 31, 2021.

Capital

Capital Ratios (Bancorp)						Change (% / bps)
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	Seq	Yr/Yr
Tier 1 leverage (to adj. avg. total assets)	9.21%	8.11%	7.71%	8.04%	7.76%	110	145
Tier 1 common equity (to RWA)	11.38%	10.31%	9.15%	9.21%	9.11%	107	227
Tier 1 capital (to RWA)	12.56%	11.45%	10.23%	10.31%	10.33%	111	223
Total capital (to RWA)	14.13%	13.18%	11.89%	11.29%	11.32%	95	281
Tangible common equity to asset ratio (1)	8.67%	7.48%	6.58%	6.90%	6.58%	119	209
Tangible book value per share (1)	$44.38	$41.77	$38.80	$35.60	$31.74	6%	40%
(1)See Non-GAAP Reconciliation for further information.

The Company maintained a solid capital position with regulatory ratios above current regulatory quantitative guidelines for "well capitalized" institutions. The capital ratios are impacted by a 100 percent risk-weighting of the warehouse loan portfolio – the largest component of the Company’s held-for-investment portfolio. Adjusting the risk-weighting of warehouse loans to 50 percent, because of the historically low level of losses from this loan portfolio and the fact that the portfolio is fully collateralized with assets that would receive a 50 percent risk weighting, the Company would have had a Tier 1 common equity ratio of 13.13 percent and a total risk-based capital ratio of 16.30 percent at June 30, 2021.

Importantly, tangible book value per share grew to $44.38, up $2.61, or 6 percent from last quarter.

About Flagstar

Flagstar Bancorp, Inc. (NYSE: FBC) is a $27.1 billion savings and loan holding company headquartered in Troy, Mich. Flagstar Bank, FSB, provides commercial, small business, and consumer banking services through 158 branches in Michigan, Indiana, California, Wisconsin and Ohio. It also provides home loans through a wholesale network of brokers and correspondents in all 50 states, as well as 86 retail locations in 28 states. Flagstar is a leading national originator and servicer of mortgage and other consumer loans, handling payments and record keeping for $255.7 billion of loans representing almost 1.2 million borrowers. For more information, please visit flagstar.com.

Use of Non-GAAP Financial Measures

In addition to results presented in accordance with GAAP, this news release includes certain non-GAAP financial measures. The Company believes these non-GAAP financial measures provide additional information that is useful to investors in helping to understand the capital requirements Flagstar will face in the future and underlying performance and trends of Flagstar.

Non-GAAP financial measures have inherent limitations. Readers should be aware of these limitations and should be cautious with respect to the use of such measures. To compensate for these limitations, we use non-GAAP measures as comparative tools, together with GAAP measures, to assist in the evaluation of our operating performance or financial condition. Also, we ensure that these measures are calculated using the appropriate GAAP or regulatory components in their entirety and that they are computed in a manner intended to facilitate consistent period-to-period comparisons. Flagstar’s method of calculating these non-GAAP measures may differ from methods used by other companies. These non-GAAP measures should not be considered in isolation or as a substitute for those financial measures prepared in accordance with GAAP or in-effect regulatory requirements.

Where non-GAAP financial measures are used, the most directly comparable GAAP or regulatory financial measure, as well as the reconciliation to the most directly comparable GAAP or regulatory financial measure, can be found in this news release. Additional discussion of the use of non-GAAP measures can also be found in periodic Flagstar reports filed with the U.S. Securities and Exchange Commission, which are available on the Company’s website at flagstar.com.

Cautionary Statements Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward‐looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to New York Community Banks ("NYCB") and Flagstar’s beliefs, goals, intentions, and expectations regarding revenues, earnings, loan production, asset quality, capital levels, and acquisitions, among other matters; NYCB’s and Flagstar’s estimates of future costs and benefits of the actions each company may take; NYCB’s and Flagstar’s assessments of probable losses on loans; NYCB’s and Flagstar’s assessments of interest rate and other market risks; and NYCB’s and Flagstar’s ability to achieve their respective financial and other strategic goals.

Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. These forward-looking statements include, without limitation, those relating to the terms, timing and closing of the proposed transaction.

Additionally, forward‐looking statements speak only as of the date they are made; NYCB and Flagstar do not assume any duty, and do not undertake, to update such forward‐looking statements. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those indicated in such forward-looking statements as a result of a variety of factors, many of which are beyond the control of NYCB and Flagstar. The factors that could cause actual results to differ materially include the following: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the definitive merger agreement among NYCB, 615 Corp. and Flagstar; the outcome of any legal proceedings that may be instituted against NYCB or Flagstar; the possibility that the proposed transaction will not close when expected or at all because required regulatory, shareholder or other approvals are not received or other conditions to the closing are not satisfied on a timely basis or at all, or are obtained subject to conditions that are not anticipated; the ability of NYCB and Flagstar to meet expectations regarding the timing, completion and accounting and tax treatments of the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of the common stock of NYCB or Flagstar; the possibility that the anticipated benefits of the proposed transaction will not be realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where NYCB and Flagstar do business; certain restrictions during the pendency of the proposed transaction that may impact the parties’ ability to pursue certain business opportunities or strategic transactions; the possibility that the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the proposed transaction within the expected timeframes or at all and to successfully integrate Flagstar’s operations and those of NYCB; such integration may be more difficult, time consuming or costly than expected; revenues following the proposed transaction may be lower than expected; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction; NYCB’s and Flagstar’s success in executing their respective business plans and strategies and managing the risks involved in the foregoing; the dilution caused by NYCB’s issuance of additional shares of its capital stock in connection with the proposed transaction; and other factors that may affect future results of NYCB and Flagstar; and the other factors discussed in the “Risk Factors” section NYCB’s Annual Report on Form 10‐K for the year ended December 31, 2020 and in other reports NYCB files with the U.S. Securities and Exchange Commission (the “SEC”), which are available at http://www.sec.gov and in the “SEC Filings” section of NYCB’s website, https://ir.mynycb.com, under the heading “Financial Information,” and in Flagstar’s Annual Report on Form 10-K for the year ended December 31, 2020 and in Flagstar’s other filings with SEC, which are available at http://www.sec.gov and in the “Documents” section of Flagstar’s website, https://investors.flagstar.com.

Flagstar Bancorp, Inc.
Consolidated Statements of Financial Condition
(Dollars in millions)
(Unaudited)

	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020
Assets
Cash	$168	$106	$251	$204
Interest-earning deposits	177	343	372	23
Total cash and cash equivalents	345	449	623	227
Securitized HFS loans not sold	—	—	—	—
Investment securities available-for-sale	1,823	1,764	1,944	2,348
Investment securities held-to-maturity	270	319	377	496
Loans held-for-sale	6,138	7,087	7,098	5,615
Loans held-for-investment	14,052	14,887	16,227	14,808
Loans with government guarantees	2,226	2,457	2,516	1,791
Less: allowance for loan losses	(202)	(241)	(252)	(229)
Total loans held-for-investment and loans with government guarantees, net	16,076	17,103	18,491	16,370
Mortgage servicing rights	342	428	329	261
Federal Home Loan Bank stock	377	377	377	377
Premises and equipment, net	374	393	392	410
Goodwill and intangible assets	152	155	157	164
Other assets	1,168	1,374	1,250	1,200
Total assets	$27,065	$29,449	$31,038	$27,468
Liabilities and Stockholders’ Equity
Noninterest-bearing deposits	$10,675	$10,798	$9,458	$7,921
Interest-bearing deposits	7,986	8,622	10,515	9,977
Total deposits	18,661	19,420	19,973	17,898
Short-term Federal Home Loan Bank advances and other	2,095	2,745	3,900	3,354
Long-term Federal Home Loan Bank advances	1,200	1,200	1,200	1,200
Other long-term debt	396	396	641	493
Loan with government guarantee repurchase options	989	1,780	1,851	1,067
Other liabilities	1,226	1,550	1,272	1,485
Total liabilities	24,567	27,091	28,837	25,497
Stockholders’ Equity
Common stock	1	1	1	1
Additional paid in capital	1,356	1,350	1,346	1,488
Accumulated other comprehensive income	45	54	47	46
Retained earnings	1,096	953	807	436
Total stockholders’ equity	2,498	2,358	2,201	1,971
Total liabilities and stockholders’ equity	$27,065	$29,449	$31,038	$27,468

Flagstar Bancorp, Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share data)
(Unaudited)

						Change compared to:
	Three Months Ended					1Q21		2Q20
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	Amount	Percent	Amount	Percent
Interest Income
Total interest income	$198	$208	$212	$206	$201	$(10)	(5)%	$(3)	(1)%
Total interest expense	15	19	23	26	33	(4)	(21)%	(18)	(55)%
Net interest income	183	189	189	180	168	(6)	(3)%	15	9%
(Benefit) provision for credit losses	(44)	(28)	2	32	102	(16)	57%	N/M	N/M
Net interest income after provision for credit losses	227	217	187	148	66	10	5%	161	244%
Noninterest Income
Net gain on loan sales	168	227	232	346	303	(59)	(26)%	(135)	(45)%
Loan fees and charges	37	42	48	41	38	(5)	(12)%	(1)	(3)%
Net return (loss) on the mortgage servicing rights	(5)	—	—	12	(8)	(5)	N/M	3	(38)%
Loan administration income	28	27	25	26	21	1	4%	7	33%
Deposit fees and charges	8	8	8	8	7	—	—%	1	14%
Other noninterest income	16	20	19	15	14	(4)	(20)%	2	14%
Total noninterest income	252	324	332	448	375	(72)	(22)%	N/M	N/M
Noninterest Expense
Compensation and benefits	122	144	125	123	116	(22)	(15)%	6	5%
Occupancy and equipment	50	46	44	47	44	4	9%	6	14%
Commissions	51	62	70	72	61	(11)	(18)%	(10)	(16)%
Loan processing expense	22	21	24	20	22	1	5%	—	—%
Legal and professional expense	11	8	11	9	5	3	38%	6	N/M
Federal insurance premiums	4	6	5	6	7	(2)	(33)%	(3)	(43)%
Intangible asset amortization	3	3	3	3	4	—	—%	(1)	(25)%
Other noninterest expense	26	57	32	21	34	(31)	(54)%	(8)	(24)%
Total noninterest expense	289	347	314	301	293	(58)	(17)%	(4)	(1)%
Income before income taxes	190	194	205	295	148	(4)	(2)%	42	28%
Provision for income taxes	43	45	51	73	32	(2)	(4)%	11	34%
Net income	$147	$149	$154	$222	$116	$(2)	(1)%	$31	27%
Income per share
Basic	$2.78	$2.83	$2.86	$3.90	$2.04	$(0.05)	(2)%	$0.74	36%
Diluted	$2.74	$2.80	$2.83	$3.88	$2.03	$(0.06)	(2)%	$0.71	35%

Cash dividends declared	$0.06	$0.06	$0.05	$0.05	$0.05	$—	—%	$0.01	20%
N/M - Not meaningful

Flagstar Bancorp, Inc.
Condensed Consolidated Statements of Operations
(Dollars in millions, except per share data)
(Unaudited)

	Six Months Ended		Change
	June 30, 2021	June 30, 2020	Amount	Percent
Interest Income
Total interest income	$405	$402	$3	1%
Total interest expense	34	86	(52)	(60)%
Net interest income	371	316	55	17%
(Benefit) provision for credit losses	(72)	116	(188)	N/M
Net interest income after provision for credit losses	443	200	243	N/M
Noninterest Income
Net gain on loan sales	395	393	2	1%
Loan fees and charges	79	61	18	30%
Net return (loss) on the mortgage servicing rights	(5)	(2)	(3)	N/M
Loan administration income	54	33	21	64%
Deposit fees and charges	17	16	1	6%
Other noninterest income	36	28	8	29%
Total noninterest income	576	529	47	9%
Noninterest Expense
Compensation and benefits	266	218	48	22%
Occupancy and equipment	95	85	10	12%
Commissions	112	90	22	24%
Loan processing expense	43	39	4	10%
Legal and professional expense	20	11	9	82%
Federal insurance premiums	10	13	(3)	(23)%
Intangible asset amortization	5	7	(2)	(29)%
Other noninterest expense	85	63	22	35%
Total noninterest expense	636	526	110	21%
Income before income taxes	383	203	180	89%
Provision for income taxes	87	42	45	107%
Net income	$296	$161	$135	84%
Income per share
Basic	$5.61	$2.85	$2.76	97%
Diluted	$5.54	$2.83	$2.71	96%

Cash dividends declared	$0.12	$0.10	$0.02	20%
N/M - Not meaningful

Flagstar Bancorp, Inc.
Summary of Selected Consolidated Financial and Statistical Data
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
Selected Mortgage Statistics (1):
Mortgage rate lock commitments (fallout-adjusted) (2)	$12,400	$12,300	$13,800	$24,800	$25,000
Mortgage loans closed	$12,800	$13,800	$12,200	$26,600	$20,700
Mortgage loans sold and securitized	$14,100	$13,700	$12,900	$27,800	$20,400
Selected Ratios:
Interest rate spread (3)	2.70%	2.55%	2.52%	2.62%	2.41%
Net interest margin	2.90%	2.82%	2.86%	2.86%	2.83%
Net margin on loans sold and securitized	1.20%	1.65%	2.35%	1.42%	1.93%
Return on average assets	2.09%	1.98%	1.77%	2.04%	1.30%
Adjusted return on average assets (4) (5)	2.09%	2.34%	1.77%	2.19%	1.30%
Return on average common equity	23.97%	25.73%	23.47%	12.41%	16.86%
Return on average tangible common equity (5)	25.92%	27.99%	26.16%	13.46%	19.07%
Adjusted return on average tangible common equity (4) (5)	25.68%	32.97%	26.16%	30.63%	19.07%
Efficiency ratio	66.6%	67.7%	54.1%	67.2%	62.2%
Adjusted efficiency ratio (4)	66.8%	60.8%	54.1%	70.7%	62.2%
Common equity-to-assets ratio (average for the period)	8.74%	7.71%	7.53%	8.21%	15.42%
Average Balances:
Average interest-earning assets	$25,269	$27,178	$23,692	$26,218	$22,421
Average interest-bearing liabilities	$14,641	$15,011	$15,119	$14,825	$14,800
Average stockholders' equity	$2,448	$2,319	$1,977	$2,384	$1,915
(1)Rounded to nearest hundred million.
(2)Fallout-adjusted mortgage rate lock commitments are adjusted by a percentage of mortgage loans in the pipeline that are not expected to close based on previous historical experience and the level of interest rates.
(3)Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.
(4)See Non-GAAP Reconciliation for further information.
(5)Excludes goodwill, intangible assets and the associated amortization. See Non-GAAP Reconciliation for further information.

	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2020
Selected Statistics:
Book value per common share	$47.26	$44.71	$41.79	$34.62
Tangible book value per share (1)	$44.38	$41.77	$38.80	$31.74
Number of common shares outstanding	52,862,264	52,752,600	52,656,067	56,943,979
Number of FTE employees	5,503	5,418	5,214	4,641
Number of bank branches	158	158	158	160
Ratio of nonperforming assets to total assets (2)	0.30%	0.23%	0.21%	0.14%
Common equity-to-assets ratio	9.23%	8.01%	7.09%	7.18%
MSR Key Statistics and Ratios:
Weighted average service fee (basis points)	32.6	33.2	34.3	37.0
Capitalized value of mortgage servicing rights	1.00%	1.06%	0.86%	0.87%
(1)Excludes goodwill and intangibles. See Non-GAAP Reconciliation for further information.
(2)Ratio excludes LHFS.

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Three Months Ended
	June 30, 2021			March 31, 2021			June 30, 2020
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate
Interest-Earning Assets
Loans held-for-sale	$6,902	$53	3.05%	$7,464	$53	2.83%	$5,645	$48	3.42%
Loans held-for-investment
Residential first mortgage	1,887	15	3.27%	2,132	17	3.20%	2,822	24	3.41%
Home equity	748	7	3.64%	820	7	3.50%	1,001	9	3.78%
Other	1,101	13	4.80%	1,040	12	4.79%	881	12	5.42%
Total consumer loans	3,736	35	3.79%	3,992	36	3.68%	4,704	45	3.87%
Commercial real estate	3,093	26	3.37%	3,042	26	3.36%	3,101	28	3.64%
Commercial and industrial	1,449	14	3.72%	1,486	13	3.53%	2,006	17	3.34%
Warehouse lending	5,410	54	3.95%	6,395	64	4.00%	3,785	38	3.88%
Total commercial loans	9,952	94	3.74%	10,923	103	3.76%	8,892	83	3.67%
Total loans held-for-investment	13,688	129	3.75%	14,915	139	3.73%	13,596	128	3.74%
Loans with government guarantees	2,344	5	0.79%	2,502	4	0.56%	858	4	1.97%
Investment securities	2,123	12	2.19%	2,210	12	2.21%	3,417	21	2.42%
Interest-earning deposits	212	—	0.13%	87	—	0.14%	176	—	0.11%
Total interest-earning assets	25,269	$199	3.12%	27,178	$208	3.06%	23,692	$201	3.38%
Other assets	2,742			2,887			2,569
Total assets	$28,011			$30,065			$26,261
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$1,686	$—	0.06%	$1,852	$—	0.07%	$1,800	$1	0.22%
Savings deposits	4,084	1	0.14%	3,945	1	0.14%	3,476	4	0.52%
Money market deposits	762	—	0.07%	685	—	0.06%	716	—	0.12%
Certificates of deposit	1,126	3	0.62%	1,293	4	0.96%	1,987	10	2.00%
Total retail deposits	7,658	4	0.18%	7,775	5	0.25%	7,979	15	0.78%
Government deposits	1,795	1	0.19%	1,773	1	0.22%	1,088	2	0.63%
Wholesale deposits and other	1,170	4	1.33%	1,031	4	1.59%	738	4	2.07%
Total interest-bearing deposits	10,623	9	0.31%	10,579	10	0.38%	9,805	21	0.86%
Short-term FHLB advances and other	2,422	1	0.17%	2,779	1	0.17%	3,753	2	0.26%
Long-term FHLB advances	1,200	3	1.03%	1,200	3	1.03%	1,068	3	1.13%
Other long-term debt	396	3	3.19%	453	5	4.11%	493	7	4.99%
Total interest-bearing liabilities	14,641	16	0.43%	15,011	19	0.51%	15,119	33	0.86%
Noninterest-bearing deposits
Retail deposits and other	2,259			2,270			1,687
Custodial deposits (1)	6,188			7,194			6,223
Total noninterest-bearing deposits	8,447			9,464			7,910
Other liabilities	2,476			3,271			1,255
Stockholders' equity	2,448			2,319			1,977
Total liabilities and stockholders' equity	$28,012			$30,065			$26,261
Net interest-earning assets	$10,628			$12,167			$8,573
Net interest income		$183			$189			$168
Interest rate spread (2)			2.70%			2.55%			2.52%
Net interest margin (3)			2.90%			2.82%			2.86%
Ratio of average interest-earning assets to interest-bearing liabilities			172.6%			181.1%			156.7%
Total average deposits	$19,070			$20,043			$17,715
(1)Approximately 80 percent of custodial deposits from loans subserviced which pay interest is recognized as an offset in net loan administration income.
(2)Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.
(3)Net interest margin is net interest income divided by average interest-earning assets.

Average Balances, Yields and Rates
(Dollars in millions)
(Unaudited)

	Six Months Ended
	June 30, 2021			June 30, 2020
	Average Balance	Interest	Annualized Yield/Rate	Average Balance	Interest	Annualized Yield/Rate
Interest-Earning Assets
Loans held-for-sale	$7,181	$105	2.94%	$5,447	$97	3.56%
Loans held-for-investment
Residential first mortgage	2,009	33	3.23%	2,942	51	3.46%
Home equity	784	14	3.56%	1,010	21	4.26%
Other	1,071	25	4.80%	848	24	5.59%
Total consumer loans	3,864	72	3.73%	4,800	96	4.01%
Commercial real estate	3,068	52	3.36%	3,025	63	4.11%
Commercial and industrial	1,467	27	3.62%	1,836	36	3.88%
Warehouse lending	5,900	118	3.98%	3,048	62	4.04%
Total commercial loans	10,435	197	3.75%	7,909	161	4.03%
Total loans held-for-investment	14,299	269	3.74%	12,709	257	4.02%
Loans with government guarantees	2,422	8	0.67%	834	7	1.68%
Investment securities	2,166	24	2.20%	3,239	40	2.45%
Interest-earning deposits	150	—	0.14%	192	1	1.00%
Total interest-earning assets	26,218	$406	3.09%	22,421	$402	3.57%
Other assets	2,814			2,416
Total assets	$29,032			$24,837
Interest-Bearing Liabilities
Retail deposits
Demand deposits	$1,768	$—	0.07%	$1,693	$4	0.47%
Savings deposits	4,015	3	0.14%	3,433	14	0.79%
Money market deposits	724	—	0.06%	701	1	0.22%
Certificates of deposit	1,209	5	0.80%	2,120	22	2.13%
Total retail deposits	7,716	8	0.22%	7,947	41	1.03%
Government deposits	1,784	2	0.21%	1,110	5	0.89%
Wholesale deposits and other	1,101	8	1.47%	659	7	2.21%
Total interest-bearing deposits	10,601	18	0.35%	9,716	53	1.09%
Short-term FHLB advances and other	2,600	2	0.17%	3,659	14	0.79%
Long-term FHLB advances	1,200	6	1.03%	931	6	1.20%
Other long-term debt	424	8	3.68%	494	13	5.16%
Total interest-bearing liabilities	14,825	34	0.47%	14,800	86	1.16%
Noninterest-bearing deposits
Retail deposits and other	2,264			1,541
Custodial deposits (1)	6,688			5,499
Total noninterest-bearing deposits	8,952			7,040
Other liabilities	2,871			1,082
Stockholders' equity	2,384			1,915
Total liabilities and stockholders' equity	$29,032			$24,837
Net interest-earning assets	$11,393			$7,621
Net interest income		$372			$316
Interest rate spread (2)			2.62%			2.41%
Net interest margin (3)			2.86%			2.83%
Ratio of average interest-earning assets to interest-bearing liabilities			176.9%			145.9%
Total average deposits	$19,554			$16,755
a.Approximately 80 percent of custodial deposits from loans subserviced which pay interest is recognized as an offset in net loan administration income.
b.Interest rate spread is the difference between rate of interest earned on interest-earning assets and rate of interest paid on interest-bearing liabilities.
c.Net interest margin is net interest income divided by average interest-earning assets.

Earnings Per Share
(Dollars in millions, except share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31 2021	June 30, 2020	June 30, 2021	June 30, 2020
Net income	$147	$149	$116	$296	$161
Weighted average common shares outstanding	52,763,868	52,675,562	56,790,642	52,719,959	56,723,254
Stock-based awards	772,801	622,241	333,064	697,937	433,561
Weighted average diluted common shares	53,536,669	53,297,803	57,123,706	53,417,896	57,156,815
Basic earnings per common share	$2.78	$2.83	$2.04	$5.61	$2.85
Stock-based awards	(0.04)	(0.03)	(0.01)	(0.07)	(0.02)
Diluted earnings per common share	$2.74	$2.80	$2.03	$5.54	$2.83

Regulatory Capital - Bancorp
(Dollars in millions)
(Unaudited)

	June 30, 2021		March 31, 2021		December 31, 2020		June 30, 2020
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted avg. total assets)	$2,562	9.21%	$2,423	8.11%	$2,270	7.71%	$2,021	7.76%
Total adjusted avg. total asset base	$27,828		$29,881		$29,444		$26,040
Tier 1 common equity (to risk weighted assets)	$2,322	11.38%	$2,183	10.31%	$2,030	9.15%	$1,781	9.11%
Tier 1 capital (to risk weighted assets)	$2,562	12.56%	$2,423	11.45%	$2,270	10.23%	$2,021	10.33%
Total capital (to risk weighted assets)	$2,882	14.13%	$2,790	13.18%	$2,638	11.89%	$2,214	11.32%
Risk-weighted asset base	$20,399		$21,164		$22,190		$19,562

Regulatory Capital - Bank
(Dollars in millions)
(Unaudited)

	June 30, 2021		March 31, 2021		December 31, 2020		June 30, 2020
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
Tier 1 leverage (to adjusted avg. total assets)	$2,464	8.88%	$2,523	8.45%	$2,390	8.12%	$1,969	7.57%
Total adjusted avg. total asset base	$27,767		$29,866		$29,437		$26,020
Tier 1 common equity (to risk weighted assets)	$2,464	12.08%	$2,523	11.93%	$2,390	10.77%	$1,969	10.07%
Tier 1 capital (to risk weighted assets)	$2,464	12.08%	$2,523	11.93%	$2,390	10.77%	$1,969	10.07%
Total capital (to risk weighted assets)	$2,634	12.92%	$2,740	12.96%	$2,608	11.75%	$2,161	11.05%
Risk-weighted asset base	$20,395		$21,141		$22,194		$19,559

Loans Serviced
(Dollars in millions)
(Unaudited)

	June 30, 2021		March 31, 2021		December 31, 2020		June 30, 2020
	Unpaid Principal Balance (1)	Number of accounts	Unpaid Principal Balance (1)	Number of accounts	Unpaid Principal Balance (1)	Number of accounts	Unpaid Principal Balance (1)	Number of accounts
Subserviced for others (2)	$211,775	975,467	$197,053	921,126	$178,606	867,799	$174,517	854,693
Serviced for others (3)	34,263	139,029	40,402	160,511	38,026	151,081	29,846	122,779
Serviced for own loan portfolio (4)	9,685	67,988	9,965	66,363	10,079	66,519	9,211	64,142
Total loans serviced	$255,723	1,182,484	$247,420	1,148,000	$226,711	1,085,399	$213,574	1,041,614
(1)UPB, net of write downs, does not include premiums or discounts.
(2)Loans subserviced for a fee for non-Flagstar owned loans or MSRs. Includes temporary short-term subservicing performed as a result of sales of servicing-released MSRs.
(3)Loans for which Flagstar owns the MSR.
(4)Includes LHFI (residential first mortgage, home equity and other consumer), LHFS (residential first mortgage), loans with government guarantees (residential first mortgage), and repossessed assets.

Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	June 30, 2021		March 31, 2021		December 31, 2020		June 30, 2020
Consumer loans
Residential first mortgage	$1,794	12.8%	$1,998	13.4%	$2,266	14.0%	$2,716	18.3%
Home equity	717	5.1%	781	5.2%	856	5.3%	978	6.6%
Other	1,133	8.0%	1,049	7.0%	1,004	6.1%	898	6.1%
Total consumer loans	3,644	25.9%	3,828	25.6%	4,126	25.4%	4,592	31.0%
Commercial loans
Commercial real estate	3,169	22.6%	3,084	20.7%	3,061	18.9%	3,016	20.4%
Commercial and industrial	1,376	9.8%	1,424	9.6%	1,382	8.5%	1,968	13.3%
Warehouse lending	5,863	41.7%	6,551	44.1%	7,658	47.2%	5,232	35.3%
Total commercial loans	10,408	74.1%	11,059	74.4%	12,101	74.6%	10,216	69.0%
Total loans held-for-investment	$14,052	100.0%	$14,887	100.0%	$16,227	100.0%	$14,808	100.0%

Other Consumer Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	June 30, 2021		March 31, 2021		December 31, 2020		June 30, 2020
Indirect lending	$866	76.4%	$791	75.4%	$713	71.0%	$647	72.0%
Point of sale	225	19.9%	214	20.4%	211	21.0%	181	20.2%
Other	42	3.7%	44	4.2%	80	8.0%	70	7.8%
Total other consumer loans	$1,133	100.0%	$1,049	100.0%	$1,004	100.0%	$898	100.0%

Allowance for Credit Losses
(Dollars in millions)
(Unaudited)

	June 30, 2021	March 31, 2021	June 30, 2020
Residential first mortgage	$48	$45	$60
Home equity	17	20	28
Other	38	33	34
Total consumer loans	103	98	122
Commercial real estate	58	84	83
Commercial and industrial	38	55	23
Warehouse lending	3	4	1
Total commercial loans	99	143	107
Allowance for loan losses	202	241	229
Reserve for unfunded commitments	18	24	21
Allowance for credit losses	$220	$265	$250

Allowance for Credit Losses
(Dollars in millions)
(Unaudited)

	Three Months Ended June 30, 2021
	Residential First Mortgage	Home Equity	Other Consumer	Commercial Real Estate	Commercial and Industrial	Warehouse Lending	Total LHFI Portfolio (1)	Unfunded Commitments
Adjusted beginning balance	$45	$20	$33	$84	$55	$4	$241	$24
Provision (benefit) for credit losses:
Loan volume	6	(1)	2	2	—	(1)	8	(6)
Economic forecast (2)	(1)	(1)	2	(13)	(4)	—	(17)	—
Credit (3)	3	1	1	(14)	—	—	(9)	—
Qualitative factor adjustments (4)	(5)	(2)	—	(1)	(13)	—	(21)	—
Charge-offs	(1)	—	(1)	—	—	—	(2)	—
Recoveries	—	1	—	—	—	—	1	—
Provision for net charge-offs	1	(1)	1	—	—	—	1	—
Ending allowance balance	$48	$17	$38	$58	$38	$3	$202	$18
(1) Excludes loans carried under the fair value option.
(2) Includes changes in the lifetime loss rate based on current economic forecasts as compared to forecasts used in the prior quarter.
(3) Includes changes in the probability of default and severity of default based on current borrower and guarantor characteristics, as well as individually evaluated reserves.
(4) Includes $9 million of unallocated reserves attributed to various portfolios for presentation purposes.

Allowance for Credit Losses
(Dollars in millions)
(Unaudited)

	Six Months Ended June 30, 2021
	Residential First Mortgage	Home Equity	Other Consumer	Commercial Real Estate	Commercial and Industrial	Warehouse Lending	Total LHFI Portfolio (1)	Unfunded Commitments
Adjusted beginning balance	$49	$25	$39	$84	$51	$4	$252	$28
Provision (benefit) for credit losses:
Loan volume	3	(2)	3	3	1	(1)	7	(10)
Economic forecast (2)	(4)	(3)	(1)	(2)	(9)	—	(19)	—
Credit (3)	6	2	1	(22)	(1)	—	(14)	—
Qualitative factor adjustments (4)	(6)	(5)	(4)	(5)	(4)	—	(24)	—
Charge-offs	(3)	—	(2)	—	(1)	—	(6)	—
Recoveries	1	(1)	2	—	16	—	18	—
Provision for net charge-offs	2	1	—	—	(15)	—	(12)	—
Ending allowance balance	$48	$17	$38	$58	$38	$3	$202	$18
(1) Excludes loans carried under the fair value option.
(2) Includes changes in the lifetime loss rate based on current economic forecasts as compared to forecasts used in the prior quarter.
(3) Includes changes in the probability of default and severity of default based on current borrower and guarantor characteristics, as well as individually evaluated reserves.
(4) Includes $9 million of unallocated reserves attributed to various portfolios for presentation purposes.

Nonperforming Loans and Assets
(Dollars in millions)
(Unaudited)

	June 30, 2021	March 31, 2021	December 31, 2020	June 30, 2021
Nonperforming LHFI	$63	$49	$46	$23
Nonperforming TDRs	6	5	4	4
Nonperforming TDRs at inception but performing for less than six months	5	6	6	6
Total nonperforming LHFI and TDRs (1)	74	60	56	33
Other nonperforming assets, net	6	7	8	7
LHFS	9	9	9	7
Total nonperforming assets	$89	$76	$73	$47

Ratio of nonperforming assets to total assets (2)	0.30%	0.23%	0.21%	0.14%
Ratio of nonperforming LHFI and TDRs to LHFI	0.53%	0.40%	0.34%	0.22%
Ratio of nonperforming assets to LHFI and repossessed assets (2)	0.57%	0.45%	0.40%	0.27%
(1)Includes less than 90 day past due performing loans placed on nonaccrual. Interest is not being accrued on these loans.
(2)Ratio excludes LHFS.

Asset Quality - Loans Held-for-Investment
(Dollars in millions)
(Unaudited)

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 days (1)	Total Past Due	Total LHFI
June 30, 2021
Consumer loans	$8	$4	$55	$67	$3,644
Commercial loans	—	—	20	20	10,408
Total loans	$8	$4	$75	$87	$14,052
March 31, 2021
Consumer loans	$10	$5	$42	$57	$3,828
Commercial loans	—	—	18	18	11,059
Total loans	$10	$5	$60	$75	$14,887
December 31, 2020
Consumer loans	$9	$6	$38	$53	$4,126
Commercial loans	21	—	18	39	12,101
Total loans	$30	$6	$56	$92	$16,227
June 30, 2020
Consumer loans	$9	$6	$33	$48	$4,592
Commercial loans	—	—	—	—	10,216
Total loans	$9	$6	$33	$48	$14,808
(1)Includes performing nonaccrual loans that are less than 90 days delinquent and for which interest cannot be accrued.

Troubled Debt Restructurings
(Dollars in millions)
(Unaudited)

	TDRs
	Performing	Nonperforming	Total
June 30, 2021
Consumer loans	$31	$11	$42
Commercial loans	2	—	2
Total TDR loans	$33	$11	$44
March 31, 2021
Consumer loans	$31	$11	$42
Commercial loans	5	—	5
Total TDR loans	$36	$11	$47
December 31, 2020
Consumer loans	$31	$10	$41
Commercial loans	5	—	5
Total TDR loans	$36	$10	$46
June 30, 2020
Consumer loans	$35	$10	$45
Commercial loans	5	—	5
Total TDR loans	$40	$10	$50

Non-GAAP Reconciliation
(Unaudited)

    In addition to analyzing the Company's results on a reported basis, management reviews the Company's results and the results on an adjusted basis. The non-GAAP measures presented in the tables below reflect the adjustments of the reported U.S.GAAP results for significant items that management does not believe are reflective of the Company's current and ongoing operations. The DOJ benefit and loans with government guarantees that have not been repurchased and don't accrue interest are not reflective of our ongoing operations and, therefore, have been excluded from our U.S. GAAP results. The Company believes that tangible book value per share, tangible common equity to assets ratio, adjusted return on average tangible common equity, adjusted return on average tangible common equity, adjusted return on average assets, adjusted HFI loan-to-deposit ratio, adjusted noninterest expense, adjusted income before income taxes, adjusted provision for income taxes, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share, adjusted net interest margin and adjusted efficiency ratio provide a meaningful representation of its operating performance on an ongoing basis.

    The following tables provide a reconciliation of non-GAAP financial measures.

Tangible book value per share and tangible common equity to assets ratio.

	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(Dollars in millions, except share data)
Total stockholders' equity	$2,498	$2,358	$2,201	$2,195	$1,971
Less: Goodwill and intangible assets	152	155	157	160	164
Tangible book value	$2,346	$2,203	$2,044	$2,035	$1,807

Number of common shares outstanding	52,862,264	52,752,600	52,656,067	57,150,470	56,943,979
Tangible book value per share	$44.38	$41.77	$38.80	$35.60	$31.74

Total assets	$27,065	$29,449	$31,038	$29,476	$27,468
Tangible common equity to assets ratio	8.67%	7.48%	6.58%	6.90%	6.58%

Adjusted return on average common equity, adjusted return on average tangible common equity and adjusted return on average assets.

	Three Months Ended			Six Months Ended
	June 30, 2021	March 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020
	(Dollars in millions)
Net income	$147	$149	$116	$296	$161
Add: Intangible asset amortization, net of tax	2	2	3	2	6
Tangible net income	$149	$151	$119	$298	$167

Total average equity	$2,448	$2,319	$1,977	$2,384	$1,915
Less: Average goodwill and intangible assets	153	156	165	155	167
Total tangible average equity	$2,295	$2,163	$1,812	$2,229	$1,748

Return on average tangible common equity	25.92%	27.99%	26.16%	26.89%	19.07%
Adjustment to remove DOJ settlement expense	—%	4.98%	—%	3.86%	—%
Adjustment for former CEO SERP agreement	(2.14)%	—%	—%	(1.10)%	—%
Adjustment for merger costs	1.89%	—%	—%	0.97%	—%
Adjusted return on average tangible common equity	25.67%	32.97%	26.16%	30.62%	19.07%

Return on average assets	2.09%	1.98%	1.77%	2.04%	1.30%
Adjustment to remove DOJ	—%	0.36%	—%	0.16%	—%
Adjustment for former CEO SERP settlement agreement	(0.11)%	—%	—%	(0.05)%	—%
Adjustment for merger costs	0.10%	—%	—%	0.04%	—%
Adjusted return on average assets	2.08%	2.34%	1.77%	2.19%	1.30%

Adjusted HFI loan-to-deposit ratio.

	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(Dollars in millions)
Average LHFI	$13,688	$14,915	$15,703	$14,839	$13,596
Less: Average warehouse loans	5,410	6,395	6,948	5,697	3,785
Adjusted average LHFI	$8,278	$8,520	$8,755	$9,142	$9,811

Average deposits	$19,070	$20,043	$21,068	$19,561	$17,715
Less: Average custodial deposits	6,188	7,194	8,527	7,347	6,223
Adjusted average deposits	$12,882	$12,849	$12,541	$12,214	$11,492

HFI loan-to-deposit ratio	71.8%	74.4%	74.5%	75.9%	76.7%
Adjusted HFI loan-to-deposit ratio	64.3%	66.3%	69.8%	74.8%	85.4%

Adjusted noninterest expense, income before income taxes, provision for income taxes, net income, basic earnings per share, diluted earnings per share, net interest margin and efficiency ratio.

	Three Months Ended
	June 30, 2021	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020
	(Dollar in millions)
Noninterest expense	$289	$347	$314	$301	$293
Adjustment to remove DOJ settlement expense	—	35	—	—	—
Adjustment for former CEO SERP agreement	(10)	—	—	—	—
Adjustment for merger costs	9	—	—	—	—
Adjusted noninterest expense	$290	$312	$314	$301	$293

Income before income taxes	$190	$194	$205	$295	$148
Adjustment to remove DOJ settlement expense	$—	$35	$—	$—	$—
Adjustment for former CEO SERP agreement	(10)	—	—	—	—
Adjustment for merger costs	9	—	—	—	—
Adjusted income before income taxes	$189	$229	$205	$295	$148

Provision for income taxes	$43	$45	$51	$73	$32
Adjustment to remove DOJ settlement expense	—	(8)	—	—	—
Adjustment for former CEO SERP agreement	2	—	—	—	—
Adjustment for merger costs	(2)	—	—	—	—
Adjusted provision for income taxes	$43	$53	$51	$73	$32

Net income	$147	$149	$154	$222	$116
Adjusted net income	$146	$176	$154	$222	$116

Weighted average common shares outstanding	52,763,868	52,675,562	53,912,584	57,032,746	56,790,642
Weighted average diluted common shares	53,536,669	53,297,803	54,343,966	57,379,809	57,123,706
Adjusted basic earnings per share	$2.78	$3.34	$2.86	$3.90	$2.04
Adjusted diluted earnings per share	$2.73	$3.31	$2.83	$3.88	$2.03

Average interest earning assets	$25,269	$27,178	$27,100	$25,738	$23,692
Net interest margin	2.90%	2.82%	2.78%	2.78%	2.86%
Adjustment to LGG loans available for repurchase	0.16%	0.20%	0.20%	0.16%	0.02%
Adjusted net interest margin	3.06%	3.02%	2.98%	2.94%	2.88%

Efficiency ratio	66.6%	67.7%	60.4%	47.9%	54.1%
Adjustment to remove DOJ settlement expense	—%	(6.8)%	—%	—%	0.1%
Adjustment for former CEO SERP agreement	1.6%	—%	—%	—%	—%
Adjustment for merger costs	(1.4)%	—%	—%	—%	—%
Adjusted efficiency ratio	66.8%	60.9%	60.4%	47.9%	54.2%

	Twelve Months Ended
	June 30, 2021	June 30, 2020
	(Dollar in millions)
Average Equity	2,285,768,506	1,838,956,372
Average GW/Intangible	156,156,714	168,585,196
Adjusted Average Equity	2,129,611,792	1,670,371,176

Tangible Net Income	681,175,736	293,106,675
Adjustments for DOJ, CEO SERP, and merger costs (net of tax effect)	26,048,207	—
Adjusted Tangible Net Income	655,127,529	293,106,675

Adjusted return on average common equity	31%	18%